Exhibit D

FORM OF NOTICE OF WITHDRAWAL OF TENDER

NOTICE OF WITHDRAWAL OF TENDER

Regarding

UNITS

of

MULTI-STRATEGY HEDGE OPPORTUNITIES LLC

Tendered Pursuant to the Offer to Repurchase Dated April 12, 2005

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY YOUR MERRILL LYNCH FINANCIAL ADVISER BY,
12:00 MIDNIGHT, NEW YORK TIME,
ON MONDAY, MAY 9, 2005, UNLESS THE OFFER
IS EXTENDED.

Complete this Notice of Withdrawal of Tender and Return or Deliver it to
Your Merrill Lynch Financial Advisor.

For additional information, call the Company at (866) 878-2987.

You may also direct questions to your Merrill Lynch financial advisor.

Multi-Strategy Hedge Opportunities LLC

Ladies and Gentlemen:

        The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Units of Multi-Strategy Hedge Opportunities LLC (the “Company”) for repurchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED UNITS PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

All of the undersigned’s Units.

A portion of the undersigned’s Units expressed as the specific dollar amount below.

$_______________

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be repurchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

________________________________	________________________________
Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

________________________________	________________________________
Print Name of Member	Print Name of Member

________________________________	________________________________
Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________